Exhibit 99.1

Investor Contact:	Corporate Contact:	Media Contact:
Doug Sherk / Jenifer Kirtland	Steve Martin	Amber Winans
415-896-6820	858-795-7525	858-795-7584
jkirtland@evcgroup.com	IR@bakbone.com	amber.winans@bakbone.com

FOR IMMEDIATE RELEASE

BakBone Announces Realigned Corporate Strategy Focused on Core

Storage and Data Protection Markets

ColdSpark Division Closed

Non-Cash Charge of $12.6 Million to be Recorded for 4Q Fiscal 2010

Approximately $300,000 in Cash Expenses Related to Exiting Message Management Business

Decision Expected to Result in Stronger, More Profitable Company

Company Schedules 4Q Fiscal 2010 Conference Call for June 10, 2010

SAN DIEGO, Calif. — May 21, 2010 — BakBone Software® (OTCBB: BKBO), a leading provider of storage and data protection software, today announced a realigned corporate strategy focused on its core markets. The realigned strategy includes the closing, effective today, of the Company’s ColdSpark operations, which were acquired in May 2009. The Company will effect a smooth transition for those customers who currently utilize the technologies offered by ColdSpark to facilitate message management in enterprise environments. BakBone will record a non-cash impairment charge of approximately $12.6 million in the fourth quarter ended March 31, 2010 and expects to incur approximately $300,000 in personnel related expenses related to closing ColdSpark.

“Our Board of Directors and senior management team have concluded that the best opportunity for BakBone to gain consistent profitability and generate returns to shareholders is by focusing our resources on our core storage and data protection markets,” said Steve Martin, senior vice president, Chief Financial Officer and Interim CEO. “By exiting the message management business, our entire organization of some 240 dedicated and motivated employees can devote their full attention to our existing 15,000 customers and our expanding NetVault® product suite. The NetVault product line includes NetVault: Backup, NetVault: FASTRecover and NetVault: SmartDisk products, which are gaining increased traction in the market, and is offered through our worldwide network of channel partners. By reinforcing our relationship with these partners, and offering best-of-class products and customer service, we believe that BakBone will be a more focused and financially-capable company. Furthermore, we expect our realigned strategy will eliminate the risk of ColdSpark’s comparatively longer sales cycle, stabilize our cash utilization and position the Company to generate enhanced returns for our shareholders,” Mr. Martin added.

Fourth Quarter Fiscal 2010 Conference Call

The Company announced that it will release its fourth quarter fiscal 2010 financial results on June 10, 2010, after the market close. The company has scheduled a conference call with analysts and investors for 5:00 p.m. ET that day to discuss the financial results for the fourth quarter and current business developments. The call will be hosted by Steve Martin, senior vice president, Chief Financial Officer and Interim CEO of BakBone.

To access the conference call, please dial 800-854-3238; internationally, dial 706-634-9547 (Passcode: 76750537). An audio replay of the call will be available for seven days following the call at 800-642-1687 for U.S. callers or 706-645-9291 for those calling outside the U.S.

The call will also be webcast and can be accessed at www.bakbone.com by clicking on “Company Info” and then “Investor Relations.” The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

About BakBone Software

BakBone makes data protection a simple, straightforward process with an award-winning product suite. From real-time data protection to deduplication, disk-based and tape backup and application protection, BakBone’s solutions manage resources across all platforms, providing improved operational efficiency, reduced system downtime, improved data and application availability and enhanced security to support the business growth of enterprise environments. For more information about BakBone, visit www.bakbone.com or email info@bakbone.com

Safe Harbor

This press release contains express and/or implied forward-looking statements including, without limitation, statements regarding anticipated financial results and market developments that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to: risks that the costs of exiting the ColdSpark business will be higher than anticipated; risks that the ongoing weak economic and market conditions, particularly in North America, could continue to lead to reduced spending on information technology products; competition in our target markets; potential capital needs; management of future growth and expansion; the development, implementation and execution of the Company’s strategic vision; risk of third-party claims of infringement; protection of proprietary information; customer acceptance of the Company’s existing and newly introduced products and fee structures; the success of the Company’s brand development efforts; risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; our ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for the Company’s products. Our forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in our current report filed with the relevant Canadian securities regulators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, other than as required under applicable securities laws.

BakBone®, BakBone Software®, NetVault®, Application Plugin Module™, BakBone logo®, Integrated Data Protection™, NetVault: SmartDisk™, Asempra®, FASTRecover™, ColdSpark® and SparkEngine™ are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.